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                                                                    EXHIBIT 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 being filed by Prime Hospitality Corp. (formerly Prime Motor Inns, Inc.) of our report dated September 24, 1992 (appearing in the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 of Prime Hospitality Corp.) on the consolidated financial statements and the financial statement schedules of Prime Motor Inns, Inc. and subsidiaries (Debtors-in-Possession).

                                           J. H. COHN & COMPANY

Roseland, New Jersey
March 17, 1994